EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 3, 2001, accompanying the consolidated financial statements included in the Annual Report of Authoriszor Inc., on Form 10-KSB for the year ended June 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Authoriszor Inc., on Form S-8 (File No. 333-48238, effective October 19, 2000) pertaining to the 1999 Stock Option Plan of Authoriszor Inc.


Grant Thornton

/s/ Grant Thornton

Leeds, England
October 19, 2001